Exhibit 23.1


                       Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 1, 1999 appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.


PricewaterhouseCoopers LLP


Portland, Oregon
July 15, 1999